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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant                         [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e) (2))
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Sec. 240.14a-12

                                 McMORGAN FUNDS

               (Exact Name of Registrant as Specified in Charter)

                           ONE BUSH STREET, SUITE 800
                             SAN FRANCISCO, CA 94104
                    (Address of Principal Executive Offices)

                                 (800) 831-1994
                         (Registrant's Telephone Number)

Payment of Filing Fee (Check appropriate box):

[X]     No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11 (s) (2).

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
            (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:


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                                  [LETTERHEAD]

Dear [administrator]:


As investment manager, McMorgan & Company LLC ("McMorgan") is generally responsible for voting the proxies of securities held by the [trust fund]. Because McMorgan is an interested party to the McMorgan Funds, acting as Investment Adviser to the McMorgan Funds and appointing new representatives to the Board of Trustees of the McMorgan Funds, it would be inappropriate for McMorgan to vote this proxy on behalf of the [trust fund] or advise the [trust fund] as to how to vote the proxy. That is why a proxy statement and proxy card for the McMorgan Funds were already sent to you.

We are therefore enclosing another copy of the proxy statement and a proxy card for the McMorgan Funds and ask that, under these circumstances, the [trust fund] review the enclosed materials, determine how to vote the proxy and vote this proxy.

Every shareholder vote is important and we encourage you to vote. Please take the time to review the information in the enclosed Proxy Statement. In voting the Proxy, complete the card, sign and date it on the opposite side and return the card in the enclosed postage paid envelope.


Sincerely,


Brian T. Morton
President
McMorgan & Company LLC